                                                                   EXHIBIT 10.60
[DDC LOGO]

                      FORM OF LOAN AND SECURITY AGREEMENT
                       (VESSEL CONSTRUCTION AND PURCHASE)

          This Loan and Security Agreement ("Loan Agreement") is made this 30TH day of AUGUST, 1995, by and between DEBIS FINANCIAL SERVICES, INC. D/B/A DDC-MTU FINANCIAL SERVICES ("Lender"), a Delaware corporation, with its principal place of business at 201 MERRITT 7, SUITE 700, NORWALK, CONNECTICUT 06856, as LENDER, and TRUMP INDIANA, INC., with a principal place of business at 725 FIFTH AVENUE, TRUMP TOWER, 24TH FLOOR, NEW YORK, NY 10022, as BORROWER.

                                   RECITALS:

          WHEREAS Borrower desires to finance construction of ONE (1) 280 FOOT 2,000 PASSENGER RIVERBOAT CASINO ("Vessel") as more particularly described in the SALES AND CONSTRUCTION CONTRACT dated JUNE 16TH, 1995 by and between ATLANTIC MARINE, INC., a Florida corporation ("Contractor") and Borrower, ("Construction Contract"), which Vessel shall be completed pursuant to the terms of the Contract by Contractor; and

          WHEREAS Borrower desires to borrow from Lender an amount not exceeding FIFTEEN MILLION AND XX/100 IN UNITED STATES DOLLARS in United States dollars ($15,000,000.00 USD) ("Loan Amount"), to finance construction and purchase of the Vessel;

          WHEREAS Lender is willing to consider providing financing to Borrower because, as set forth in the Construction Contract, Borrower is installing as a part of Vessel's construction engines manufactured by Detroit Diesel Corporation ("DDC"), which is a company related to Lender;

          NOW, THEREFORE, the parties agree:

                                  SECTION ONE
                              ADVANCES TO BORROWER

          1.1 Lender shall loan Borrower amounts not to exceed a total of $15,000,000.00 USD, that loan to be repaid according to the terms of a promissory note signed contemporaneously with this Loan Agreement as evidence of Borrower's debt to Lender ("Note").

          1.2 Lender shall disburse the Loan Amount to Borrower in incremental payments made directly to Contractor on Borrower's behalf ("Advances").

          1.3 Advances shall be disbursed in arrears, for work that has actually been completed, for materials that have been incorporated into the vessel, and/or for value that has otherwise been added to the Vessel. Borrower shall be entitled to request an Advance in the amounts specified below at the following times.

          (a)  $2,400,000.00  to Borrower, upon execution of Loan documents;

          (b)  $3,600,000.00  to Contractor, upon completion of the deck, bottom and sides of the first module of
                              approximately 35 feet in length;

          (c)  $4,800,000.00  to Contractor, upon installation of engines in
                              Vessel;

          (d)  $4,200,000.00  to Contractor, upon launching of Vessel and satisfactory completion of sea trials.

          1.4 An Advance requested shall be made following the expiration of seven days from Lender's receipt of a certificate from Contractor that all of the work necessary to achieve the stage of construction for which the Advance is requested has in fact been satisfactorily completed; provided, however, that Lender reserves the right to condition its payment of any Advance on the receipt of additional evidence from Contractor that the level of construction certified has in fact been satisfactorily achieved or on its independent investigation.

          1.5 The aggregate amount of Advances which Lender is obligated to make pursuant to this Loan Agreement shall not at any time exceed the aggregate amount then payable to Contractor on the Construction Contract.

          1.6 Any obligation of Lender to make Advances shall terminate on the occurrence of an Event of Default as defined in Section 6 of this Loan Agreement.

                                  SECTION TWO
                            ADDITIONAL DOCUMENTATION
                              CONDITIONS PRECEDENT

          2.1 As a condition precedent to Lender's being required to make any Advance pursuant to this Loan Agreement, Borrower will furnish Lender with a true and correct copy of the Construction Contract, which contract Lender must approve before being obligated to make any Advance.

          2.2 As a condition precedent to Lender's being required to make any Advance pursuant to this Loan Agreement, Borrower hereby grants to Lender an assignment, as security, which gives Lender a first, prior and perfected security interest in:

               a) all of Borrower's rights, title and interest in the Construction Contract; and

               b) that certain security interest given in the Project to Borrower, by Contractor, together with all of the Borrower's rights, title and interest in all insurance on the Vessel, and all warranties by manufacturers, distributors and others relating to the construction of the Vessel.

          Borrower warrants that (1) the Construction Contract is valid and constitutes the entire contract with respect thereto, (2) all names, addresses, amounts, dates, signatures and other statements and facts contained in the Construction Contract are true and correct, (3) the Construction Contract is and will be legally enforceable according to the terms of each, (4) the Construction Contract and the Vessel will be free from any liens, setoffs, counterclaims and other defenses, (5) Borrower has the right to assign the rights assigned by this
Section 2.2, and (6) Borrower has complied with all of their obligations under the Construction Contract.

          Should Borrower default on the Promissory Note referenced herein, Lender shall be entitled to take over Borrower's position as Buyer under the Construction Contract and as Secured party on the Vessel, and to take any action which Borrower would have been entitled to take.

          2.3 As a condition precedent to Lender's being required to make any Advance pursuant to this Loan Agreement, Contractor shall execute and deliver to Lender a security agreement, in form satisfactory to Lender, which gives Lender a first, prior, and perfected security interest in Contractor's interest in the Vessel and any materials delivered to Contractor to be included in the Vessel.

          2.4 Prior to the final Advance, and contingent upon Lender's receipt of an executed builder's certificate from Contractor, Borrower shall a) execute and deliver to Lender a preferred ship mortgage which gives Lender a first, prior, and perfected security interest in the Vessel and a promissory note, which shall evidence the loan obligation, or b) repay the Loan Amount in full, together with all accrued but unpaid interest, costs and fees incurred. Upon execution of the preferred ship mortgage and promissory note, or receipt by Lender of full repayment of the Loan Amount, together with all outstanding accrued interest, costs and fees incurred, the Note executed contemporaneously with this Loan Agreement will be cancelled.

          2.5 Borrower shall execute and deliver to Lender on request any such additional documentation as may reasonably be requested to (a) evidence the execution authority of any signer of this Loan Agreement or the additional documents it contemplates, (b) substantiate Borrower's compliance with any representations and warranties made by it, (c) evidence the debt created by this Loan Agreement and the Note, (d) evidence and perfect any security interest to which Lender is entitled pursuant to this Loan Agreement, or (e) otherwise carry out the transactions contemplated by this Loan Agreement.

          2.6 Borrower agrees to sign any additional documents which Lender deems are necessary to protect or perfect Lender's interest in the Vessel and, for that purpose, hereby makes Lender its attorney-in-fact for signing builder's certificates, manufacturer's statements of origin, title certificates, or other documents necessary to effect the purpose of this Loan Agreement without enhancing Lender's position beyond this Loan Agreement.

                                 SECTION THREE
                   BORROWER'S REPRESENTATIONS AND WARRANTIES

          3.1  Borrower represents and warrants to Lender that:

               (a) Borrower is a corporation duly organized and in good standing under the laws of Delaware, is duly authorized and in good standing under the laws of those states or nations in which it does business and has the corporate power and authority to own its properties and assets, including the Vessel;

               (b) Execution and delivery of this Loan Agreement, Borrower's consummation of any of the transactions contemplated hereby, and Borrower's compliance with the terms of this Loan Agreement and those transactions, do not contravene or materially conflict with any provision of law, statute or regulation to which Borrower is subject, any decree, license, order, or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other contract to which Borrower is a party or by which it may be bound. No consent, approval, authorization, or order of any court or governmental authority or third party is required in connection with execution and delivery by Borrower of this Loan Agreement or to consummate the transactions it contemplates;

               (c) No Event of Default as defined in Section 6 of this Loan Agreement currently exists;

               (d) Borrower is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement, or any other material agreement or obligation to which it is a party or by which any of its properties are bound;

               (e) There is no litigation, arbitration, or administrative proceedings pending or (to Borrower's knowledge) threatened against Borrower that could have a materially adverse effect on (i) the validity, performance, or enforceability of this Loan Agreement, (ii) the financial condition or business operations of Borrower, or (iii) the ability of Borrower to fulfill its obligations under this Loan Agreement;

               (f) All tax returns required to be filed by Borrower in any country or jurisdiction have been filed, and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges due from Borrower or charged on any of its assets have been paid. Borrower is unaware of any assessments pending or proposed against it or its assets.

          3.2 Each Advance made pursuant to this Loan Agreement shall constitute, without the need for a specific written statement, a representation and warranty by Borrower that no Event of Default exists hereunder, and that all representations and warranties contained in this Section 3 are true and correct as of the date of any such Advance.

                                  SECTION FOUR
                              CREATION OF SECURITY

          4.1 Borrower hereby grants Lender a security interest in the following:

               (a) the Vessel, together with all its appurtenances and equipment, currently or hereafter attached, excluding any and all equipment relating to gaming operations;

               (b) all materials or equipment delivered to Borrower for, or identified for, incorporation into the Vessel,

          4.2 Borrower shall execute whatever further documentation Lender may reasonably request to evidence or perfect the security interests granted by this Loan Agreement.

                                 SECTION FIVE
                                   INSURANCE

          5.1 During construction of the Vessel, if insurance acceptable to Lender is not provided by Contractor, Borrower will, at its own expense, cause to be carried and maintained on the Vessel, insurance in such amounts, against such risk, in such form (including, without limitation, a loss payable clause which shall be in favor of Lender, and a cancellation clause and designation of named assured, which shall include Lender), and with such insurance companies, underwriters or funds as shall be in the reasonable judgment of Lender necessary or advisable for the protection of Lender's interest in the Vessel; provided, however, that Borrower will in any event cause the following minimum insurance to be carried or maintained:

               (a) Marine Insurance on the Vessel in an amount at least equal to 110% of the Note or the full market value of the Vessel, whichever is greater, covering the Vessel against all such usual marine risks.

               (b) Evidence of protection and Indemnity Insurance, in an amount not less than the full market value of the Vessel;

               (c) Breach of Warranty Insurance for the full amount of the Note, in favor of Lender.

          5.2 Borrower may substitute different forms for any of the above forms of insurance if such substitute forms furnish at least equal coverage, and Borrower may eliminate from any such insurance any risk customarily covered thereunder if such risk is insured under a separate but different form of policy furnishing at least equal coverage. The deductible of any such insurance shall not exceed five percent (5.0%) of Vessel cost. Coverage limits shall be stated in United States currency. Copies of all policies or certificates evidencing such insurance shall be given to Lender, for its approval and retention at least ten (10) days prior to the effective date thereof.

          5.3 All policies or certificates evidencing insurance required to be carried and maintained by this Section 5 shall provide that underwriters shall give at least thirty (30) days prior written notice to Lender in the event of cancellation.

          5.4 The underwriters of the insurance referred to in this Section 5 shall make no payments to Borrower, nor shall Borrower accept such payments, without the express written permission of Lender. Lender may waive the terms of this provision at its option.

          5.5 On behalf of Lender, Borrower will make all proofs of loss and take all other action necessary or appropriate to collect on insurance carried on the Vessel. To that end, Lender, at Borrower's expense, will execute such claim papers and other documents, take such action and furnish such information, as Borrower may reasonably request in writing, including tendering abandonment of the Vessel to underwriters.

          5.6 Borrower will not commit any act, nor voluntarily suffer or permit any act to be committed or omitted, whereby any insurance required to be carried and maintained hereunder shall or may be suspended, impaired, or defeated;

          5.7 Lender is hereby appointed owner's attorney-in-fact as respects to insurance claims, and Lender, should it elect to exercise its authority, shall have full power and authority to make, compromise, pursue, and collect on any claim which could be made on insurance on the Vessel or insurance provided pursuant to this Loan Agreement; provided, however, that Lender shall not act unreasonably as respects to its exercise of that authority and shall pay to Borrower any amount it collects which is in excess of amounts owed Lender by Borrower.

                                  SECTION SIX
                               EVENTS OF DEFAULT

          6.1 Borrower shall be in default on this Loan Agreement, and Lender shall have the right to declare the entire indebtedness hereunder and on the Note to be due and payable at once, with no obligation of Lender to make further Advances, upon the happening of any of the following events ("Events of Default"):

               (a) Borrower's failure to timely pay any amount due on the Note;

               (b) Borrower's failure to execute a preferred ship mortgage satisfactory to Lender on completion of the Vessel and/or prior to causing the Vessel to be moved from the Contractor's yard;

               (c) Contractor's failure to reasonably meet the construction schedule set forth in the Construction Contract or to timely complete the Vessel in accordance with that contract;

               (d) Borrowers' failure to take delivery of the Vessel on its completion or on its tender by Contractor;

               (e) Entry against Borrower of any judgment in an amount over $100,000 USD in any court of competent jurisdiction which remains unsatisfied after expiration of thirty (30) days from the date of entry of such judgement;

               (f) Failure of any guaranty of Borrower's obligations under this Loan Agreement or the Note to remain in full force and effect, including the filing of any bankruptcy, or similar occurrence by or against any such guarantor;

               (g) Assignment by Borrower of all or any part of this Loan Agreement or Advances made pursuant to it without first having obtained Lender's written consent;

               (h) Contractor's failure to construct the Vessel in a workmanlike manner, in accordance with all applicable laws and regulations and in accordance with the Construction Contract, which Contract includes the installation of DDC engines;

               (i) Borrower's failure to maintain insurance on the Vessel as required by Section 5 of th is Agreement;

               (j) Destruction of or serious damage to the Vessel prior to its completion and delivery to Borrower, in such case as the Vessel is not covered by insurance as required by section 5 of this Agreement;

               (k) Borrower's filing, or the filing against Borrower, of a petition under the bankruptcy laws or any similar statute, Borrower's making a general assignment for the benefit of creditors, or appointment of a receiver for Borrower;

               (l) Borrower's failure to comply with any of the terms of this Loan Agreement;

               (m) Seizure of the Vessel by any person acting under color of government authority;

               (n) Contractor fails to permit Lender or its agents, acting on Lender's behalf, to inspect the Vessel at reasonable times; or

               (o) Borrower's failure to keep the Vessel in good repair and condition.

                                 SECTION SEVEN
                                     TAXES

          7.1 All payments (whether of principal, interest, or otherwise) to be made by the Borrower to the Lender hereunder shall be made free and clear of and without deduction for any taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereinafter imposed. If at any time applicable law requires the Borrower to make any such deduction or withholding, the sum due from the Borrower shall be increased to the extent necessary to ensure that the Lender receives an after tax sum equal to the sum which it would have received after taxes had no such deduction or withholding been required.

                                 SECTION EIGHT
                                 MISCELLANEOUS

          8.1 On completion of construction of the Vessel, Borrower shall insure the Vessel with a company and in a form acceptable to Lender, in an amount not less than the amount then owing Lender by Borrower under this Loan Agreement and the Note.

          8.2 As between Borrower and Lender, Borrower is responsible for and will pay when due any fees, taxes, and other charges imposed against the Vessel or as a result of this Loan Agreement or any additional transactions or documents contemplated by it. Lender has the right to pay any such amounts on Borrower's behalf, for which Borrower will promptly reimburse Lender on demand.

          8.3 Should any liens or other encumbrances attach to or be asserted against the Vessel, Borrower will act promptly to discharge them, and, if Borrower disputes such liens or encumbrances or the debt associated with them, Borrower will post such bond as is necessary to permanently discharge the liens or encumbrances while Borrower resolves the disputed debt. Lender has the right to pay on Borrower's behalf any amount necessary to discharge any liens or encumbrances which may attach to or be asserted against the Vessel, for which amount Borrower will promptly reimburse Lender on demand.

          8.4 Lender is not in any way responsible for Contractor's performance under the Construction Contract, nor is Lender required in any manner to investigate the extent of Contractor's work on the Vessel or its entitlement to Advances requested. Even though Lender may in fact do such an investigation for itself, Borrower is not entitled to rely on that investigation for any purpose. Borrower is obligated to repay all Advances made by Lender whether or not Contractor was in fact entitled to be paid the amounts paid by Lender as Advances.

          8.5 Borrower agrees to pay Lender all its reasonable attorney fees and costs, including the fees of expert witnesses, incurred in enforcing Lender's rights under, or interpreting, this Loan Agreement, whether incurred outside of any litigation, at trial, on appeal, or in any bankruptcy.

          8.6 Any remedies provided Lender in this Loan Agreement are not exclusive, but are cumulative and in addition to any other remedies available to Lender, whether existing in law, equity, admiralty, or bankruptcy.

          8.7 If any provision of this Loan Agreement is inconsistent with or in contravention of applicable law, then such provision shall be deemed inoperative and of no force and effect, but all other terms shall remain in full force and effect.

          8.8 This Loan Agreement, the Note, and all other documents contemplated by the Loan Agreement to be executed, shall be governed by the laws of the state of Connecticut, U.S.A. (excluding Connecticut's conflicts of law rules), and Borrower hereby submits to the jurisdiction of the courts of that state; provided, however, that Lender shall have the right, but not the obligation, to litigate in any state or country in which Borrower or any of its assets may be located.

          8.9 This Loan Agreement, together with the Note and additional documents referred to herein as being documents to be executed, constitute the entire agreement between Lender and Borrower. No waiver or modification to this Loan Agreement, the Note, or those additional documents shall be effective unless in writing. No waiver or indulgence by Lender of any deviation by Borrower with respect to any performance required by this Loan Agreement, the Note, or the additional documents contemplated by this Loan Agreement shall be deemed a waiver of Lender's right to subsequent or other full and timely performance.

          8.10 If this Loan Agreement is between Lender and more than one borrower, all references to Borrower refer not only to the borrowers collectively but also to each of them individually so that, for example, an occurrence affecting one borrower which would be an Event of Default is an occurrence with respect to both borrowers and, thus, an Event of Default.

          8.11 This Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed by their duly authorized officers on the date first above written.



LENDER:         DEBIS FINANCIAL SERVICES, INC.
                D/B/A DDC-MTU FINANCIAL SERVICES


        BY:
                RICHARD CRAIG ABRAHAM
                VICE-PRESIDENT

BORROWER:       TRUMP INDIANA, INC.

        BY:
                NICHOLAS L. RIBIS
                PRESIDENT

                                PROMISSORY NOTE
                             (VESSEL CONSTRUCTION)

$15,000,000.00 USD                                     Date:  August 30th, 1995

          For value received, TRUMP INDIANA, INC., a Delaware corporation, with its principal place of business at 725 FIFTH AVENUE, TRUMP TOWER, 24TH FLOOR, NEW YORK, NY 10022 as Borrower, promises to pay to the order of DEBIS FINANCIAL SERVICES, INC. D/B/A DDC-MTU FINANCIAL SERVICES, a Delaware corporation, and its assigns ("DDC-MTU") with its principal place of business at 201 MERRITT 7, SUITE 700, NORWALK, CT 06856, as Lender, or at such other place as may be designated in writing by the holder of this Note, the principal sum of FIFTEEN MILLION AND XX/100 IN UNITED STATES DOLLARS ($15,000,000.00 USD) or so much thereof as may be advanced in accordance with the provisions of the LOAN AND SECURITY AGREEMENT between DDC-MTU and Borrower dated AUGUST 30TH, 1995 (the "Loan Agreement"), on or before the 30TH DAY OF MAY, 1996 with interest thereon, compounded monthly, at the rate of one and ONE-HALF PERCENT (1.50%) PER ANNUM, ABOVE THE PRIME COMMERCIAL RATE OF THE BANK OF AMERICA, FLOATING.

          Interest accruing hereunder shall be due monthly as set forth herein, and shall be calculated on the basis of a 30-day month and a 360-day year.

          The first monthly interest payment shall be due thirty (30) days from the date of the initial disbursement of funds. Subsequent payments ("Monthly Payments") shall be due thirty days thereafter, for each and every month ("Payment Due Date") until this Note is fully paid. Monthly Payments associated with all disbursements made in any thirty (30) day period shall be due on the Payment Date for such thirty (30) day period.

          However, for mutual convenience of DDC-MTU and Borrower, Monthly Payments shall be calculated approximately fifteen (15) days prior to the Payment Due Date ("Payment Calculation Date") and shall include disbursements made prior to the Payment Calculation Date. Monthly Payments associated with disbursements made prior to the Payment Calculation Date for a given thirty (30) day period shall be due upon that period's Payment Due Date. Monthly Payments associated with disbursements made after the Payment Calculation Date for a given thirty (30) day period shall be due upon the Payment Due Date for the following thirty (30) day period, provided, however, that DDC-MTU reserves the right to collect such amounts on the Payment Due Date of the same period in which the disbursements were made.

           For purposes of calculating Monthly Payments, it shall be assumed that the outstanding principal balance and the interest rate in effect as of the Payment Calculation Date shall remain constant from the Payment Calculation Date through the Payment Due Date. In the event the outstanding principal balance up or the interest rate should change from the Payment Calculation Date through the Payment Due Date, any such change shall be reflected by adding or subtracting the appropriate amount to or from the next Monthly Payment. Monthly Payments associated with such adjusted amounts shall be due on the Payment Due Date of the next following Monthly Payment. Any interest payment not received by DDC-MTU when due, shall be subject to a late charge equal to five percent (5%) of the amount of said payment.

          All amounts due on this Note, including the full amount of principal, shall at the option of DDC-MTU become immediately due and payable on the happening of any event of default under the terms of the Loan Agreement.

          DDC-MTU is entitled to recover its reasonable attorneys' fees and costs, including expert witness fees, in any action brought on this Note, whether at trial, on appeal, or in bankruptcy. Borrower waives demand, presentment for payment, notice of dishonor, protest, and notice of protest. If more than one person signs this Note, the obligations under this Note shall be joint and several. No delay or omission on the part of DDC-MTU in demanding payment or exercising any right under this Note shall operate as a waiver. The obligations under this Note may be changed only by a writing signed by both Borrower and DDC-MTU.

                        BORROWER:  TRUMP INDIANA, INC.

                            BY:______________________
                                   NICHOLAS L. RIBIS
                                   PRESIDENT

                           CERTIFICATE OF SECRETARY
                      ON CORPORATE BORROWING RESOLUTIONS

Robert M. Pickus does hereby certify as Assistant Secretary of TRUMP INDIANA, INC., a corporation duly organized under the laws of Delaware ("Corporation"), that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held at which a quorum was present and acting throughout, and that such resolutions are in full force and effect.

        RESOLVED, that the Corporation shall borrow from DEBIS FINANCIAL SERVICES, INC. D/B/A DDC-MTU FINANCIAL SERVICES ("DDC-MTU"), in the amount of $15,000,000.00 USD, on such terms and with such collateral as any one of the officers of the Corporation whose signatures appear below ("Officers") may deem appropriate, including such additional or supplemental amounts in excess of the amount specified above as may be deemed reasonably necessary by any one of the Officers to accomplish the purpose of this borrowing (all together referred to as "Loan"); and it is

        FURTHER RESOLVED, that any one of the Officers, are authorized to execute and deliver to DDC-MTU on behalf of the Corporation such debt and security instruments as he or she may deem appropriate to evidence the Loan and the security interest provided to DDC-MTU in connection with the Loan, such instruments to be valid and binding on the Corporation; and it is

        FURTHER RESOLVED, that any actions previously taken by the Officers in connection with the Loan are hereby ratified and approved in all respects.

Set forth below is the name, office, and genuine signature of all the presently elected and acting officers of the Corporation, other than the Secretary.

PRINTED NAME               OFFICE                    SIGNATURE

DONALD J. TRUMP            CHAIRMAN                  _______________________

NICHOLAS L. RIBIS          PRESIDENT                 _______________________

JOHN P. BURKE              TREASURER                 _______________________

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation (if applicable) this 30TH DAY OF AUGUST, 1995.



                                         ___________________________
(CORPORATE SEAL)                            ROBERT M. PICKUS
                                            ASSISTANT SECRETARY

                                   EXHIBIT A

One (1) new Two Hundred Eighty foot (280') 2,000 passenger Riverboat Casino, powered by DDC engines, or the uncompleted portion thereof (the "Vessel), being constructed under the terms of the Sales and Construction Contract dated June 16th, 1995 by and between Atlantic Marine, Inc. (the "Contractor") and Trump Indiana, Inc. ("Buyer"), together with:

i) all tangible personal property including, but not limited to, all personal property, machinery, equipment, motors, engines, supplies, generators, electronic components, parts, inventory, work in process, and materials which are owned, or will be acquired by Contractor for the purpose of constructing the Vessel, whether or not integrated into or attached to the Vessel, excluding any and equipment relating to gaming operations, and

ii) all intangible personal property including but not limited to, all drawings, models, plans, specifications, documentation, and records which are owned, or will be acquired or used by Contractor for the purpose of constructing the Vessel.

Location:    Atlantic Marine, Inc.
             8500 Heckscher Drive
             Jacksonville, FL  32226

                              AMENDMENT AGREEMENT

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed that the Loan and Security Agreement dated the 30th day of August, 1995 by Trump Indiana, Inc., a Delaware corporation("Borrower") in favor of debis Financial Services, Inc. d/b/a DDC-MTU Financial Services, Inc. ("Lender") is hereby amended as follows:

In Section One, Advances to Borrower, Section 1.3 shall be deleted in its entirety and replaced by the following:

1.3 Advances shall be disbursed in arrears, for work that has actually been completed, for materials that have been incorporated into the Vessel, and/or for value that has otherwise been added to the Vessel. Borrower shall be entitled to request an Advance in the amounts specified below at the following times:

          (a)  $3,600,000.00  Due upon completion of deck, bottom and sides of first module of approximately 35 feet in length;

          (b)  $3,150,000.00  Due upon completion of installation of engines in
                              Vessel;

          (c)  $3,000,000.00  Due upon launching of Vessel and satisfactory completion of sea trials;

          (d)  $3,750,000.00  Due when the Vessel is ready to depart from
                              Atlantic Marine, Inc. on its delivery voyage to Gary, Indiana;

          (e)  $1,500,000.00  Due upon delivery to and acceptance by Borrower, and tender to Lender of original Builder's
                              Certificate of Completion, together with all necessary surveys and safety inspections

Except for the above stated modification, the Loan and Security Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of this ____ day of October, 1995.

                BORROWER:  TRUMP INDIANA, INC.


                        BY:___________________________
                                NICHOLAS L. RIBIS
                                PRESIDENT

                LENDER:    DEBIS FINANCIAL SERVICES, INC. D/B/A
                           DDC-MTU FINANCIAL SERVICES


                        BY:____________________________
                                 CRAIG ABRAHAM
                                 VICE-PRESIDENT


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